UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _______)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☑	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting material under Rule 14a-12.
enherent Corp.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies :

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Pamela A. Fredette
Chairman, Chief Executive Officer and President

April 26, 2006

Dear enherent Stockholder:

On behalf of your Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders of enherent Corp. The meeting will be held on Tuesday, May 23, 2006 at 10:00 a.m. EDT, at 825 Third Avenue, 4th Floor Conference Room, New York, New York 10022-9524.

This Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the meeting and provide other information regarding enherent that you should be aware of when you vote your shares. Also enclosed is the 2005 Annual Report to Stockholders.

The primary business of the Annual Meeting will be to elect one director and to amend and restate the enherent Corp. 2005 Stock Incentive Plan.

Your vote is important to us and therefore we want to ensure that your shares are represented at the Annual Meeting, whether or not you plan to attend. To ensure that you will be represented, we ask that you sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. If you prefer, you may choose to vote by telephone or over the Internet. If you choose one of these forms of voting, it is not necessary for you to return your proxy card. Please vote as soon as possible.

We look forward to seeing you at the meeting.

Sincerely,

Pamela A. Fredette
Chairman, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 23, 2006

To the Stockholders of enherent Corp.:

The Annual Meeting of Stockholders of enherent Corp. (“enherent” or the “Company”) will be held at 825 Third Avenue, 4th Floor Conference Room, New York, New York 10022-9524, on Tuesday, May 23, 2006 at 10:00 a.m. EDT. The purpose of our Annual Meeting is to:

1. Elect one director for a three-year term as described in the accompanying proxy materials;

2. Amend and restate the enherent Corp. 2005 Stock Incentive Plan; and

3. Consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on April 4, 2006. You may revoke your proxy at any time prior to its exercise at the Annual Meeting. Our Annual Report for the fiscal year ended December 31, 2005 is enclosed.

A complete list of our stockholders eligible to vote at the Annual Meeting will be open for examination by any stockholder, for any purpose related to the meeting, during ordinary business hours at the principal executive offices of enherent Corp., 192 Lexington Avenue, New York, New York 10016, during the ten days prior to the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

By Order of the Board of Directors

Lori Stanley
Corporate Secretary

April 26, 2006

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 23, 2006

This proxy statement and form of proxy are first being sent to stockholders on or about April 26, 2006.

QUESTIONS AND ANSWERS

What am I voting on?

We are soliciting your vote on:

•	the election of one director to a three-year term; and

•	the amendment and restatement of the enherent Corp. 2005 Stock Incentive Plan.

Who is entitled to vote?

Stockholders at the close of business on April 4, 2006 (the record date) are entitled to vote. On that date, there were 50,361,451 shares of our common stock outstanding.

How many votes do I have?

Each share of our common stock that you owned as of the record date entitles you to one vote.

How do I vote?

All stockholders may vote by mail. All stockholders who hold their shares in their own name and most stockholders who hold shares through a bank or broker also may vote by telephone or over the Internet as described on the enclosed proxy card. If one of these options is available to you, we strongly encourage you to use it because it is faster and less costly to us. To vote by mail, please sign, date and mail your proxy card in the postage paid envelope provided. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 4, 2006, the record date for voting.

What if I return my proxy card but do not mark it to show how I am voting?

If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Pamela A. Fredette and Lori Stanley to vote for the items discussed in these proxy materials and any other matter that is properly brought at the Annual Meeting. In such a case, your vote will be cast FOR the election of the director nominee, FOR the amendment and restatement of the enherent Corp. 2005 Stock Incentive Plan and FOR or AGAINST any other properly raised matters at the discretion of Ms. Fredette and Ms. Stanley.

Can I change my vote?

You may change your vote by revoking your proxy at any time before it is exercised in one of four ways:

1.	Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

2. Submit another proxy with a later date;

3. Vote by telephone or Internet after you have given your proxy; or

4. Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted. If you wish to combine your shareholder accounts in the future, you should contact our transfer agent, Mellon Investor Services, LLC at (800) 857-9677. Combining accounts reduces excess printing and mailing costs, resulting in savings for us and for you as a stockholder.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of the total number of shares of our common stock issued and outstanding constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet or if you attend the Annual Meeting.

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have voting authority and have not received voting instructions from you (so-called “broker non-votes”) are also considered “shares present” for purposes of determining whether a quorum exists.

What vote is required to approve each proposal?

Election of Director:  A majority of shares present or represented by proxy at the meeting must approve the election of a director. If you do not want to vote your shares for the nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting. In the election of a nominee for director, an abstention will have the effect of a vote against the nominee since it is one less vote for approval. A broker non-vote is not considered as a share voted or having the power to vote and will not affect the outcome of the vote.

Amendment and restatement of the enherent Corp. 2005 Stock Incentive Plan:  An affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required to approve the amendment and restatement of the enherent Corp. 2005 Stock Incentive Plan. An abstention will have the effect of a vote against the proposal since it is one fewer vote for approval, but a broker non-vote will have no effect.

How do I submit a stockholder proposal?

You must submit a proposal to be included in our proxy statement for our 2007 Annual Meeting no later than December 27, 2006. Your proposal must be in writing and comply with the proxy rules of the Securities and Exchange Commission (“SEC”). You should send your proposal to our Corporate Secretary at 192 Lexington Avenue, New York, New York 10016.

In addition, you may bring business before the 2007 Annual Meeting, other than a proposal included in the Proxy Statement, if you comply with the requirements specified in our bylaws. These requirements include: (i) providing written notice to our Corporate Secretary at 192 Lexington Avenue, New York, New York 10016 not earlier than February 22, 2007 nor later than March 26, 2007; and (ii) supplying the additional information listed in Article II, Section 7 of our bylaws.

How do I nominate a director for consideration at next year’s Annual Meeting?

If you wish to recommend a nominee for director for the 2007 annual meeting, our Corporate Secretary must receive your written nomination on or before March 26, 2007 but not earlier than February 22, 2007. You should submit your proposal to the Corporate Secretary at our address on the cover of this proxy statement. Our bylaws require that you provide: (i) the name, age and business address of such nominee, (ii) the principal occupation of such nominee, (iii) a brief statement as to such nominee’s qualifications, (iv) a statement that such nominee consents to his or her nomination and will serve as a director if elected, (v) whether such nominee meets the definition of an “independent” director under New York Stock Exchange listing standards and (vi) the name, address, class and number of shares of Company stock held by the nominating stockholder.

Who pays to prepare, mail and solicit the proxies?

We will pay all of the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

We have retained Mellon Investor Services, LLC to assist us in soliciting proxies for an estimated fee of $6,500 plus reasonable out-of-pocket expenses. Mellon Investor Services, LLC will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of our common stock. If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners. We also will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of our common stock.

ELECTION OF DIRECTORS

Stockholders will elect one director at the Annual Meeting. Our Certificate of Incorporation provides for three classes of directors to be as nearly equal in number as possible, with each class serving a three-year term and with one class being elected each year. Currently, the Board of Directors is comprised of six members. One of the Class III members, Douglas A. Catalano, has given us notice of his retirement from the Board of Directors effective May 1, 2006. As a result, the Board will consist of five members. The remaining Class III director whose term will expire at the Annual Meeting is Faith Griffin. The Board of Directors has nominated Ms. Griffin for re-election as the Class III director. Her term, if re-elected, will expire at the Annual Meeting in 2009, or at such time as her successor is elected and qualified. Other directors will continue in office until the expiration of the terms of their classes at the Annual Meeting of Stockholders in 2007 and 2008, as the case may be.

Your shares will be voted as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the re-election of Ms. Griffin. In the event that Ms. Griffin should become unavailable for nomination or election, the person designated as proxy will have full discretion to cast votes for another person designated by the Board of Directors, unless the Board of Directors reduces the number of directors. The nominee and continuing directors have provided the following information about themselves.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE NOMINEE FOR DIRECTOR.

Nominee to Serve Until 2009 Annual Meeting

Faith Griffin.  Ms. Griffin, 56, has served as a director of enherent since our merger with Dynax Solutions, Inc, in April 2005 and had served as a director of Dynax from April 2003 until the merger. Ms. Griffin has extensive experience in the investment banking business working in various capacities at several different investment banking firms. Since January 2004, Ms. Griffin has been a financial consultant for F. Griffin Associates, LLC. From August 2002 through December 2003, Ms. Griffin was a Managing Director of Rockwood Group, Inc. From June 2000 to August 2002, Ms. Griffin served as Managing Director for merchant banking at Josephthal Investment Corporation. Prior to joining Josephthal, Ms. Griffin was the Managing Partner at Rodman & Renshaw, Inc.

Directors Continuing Until 2008 Annual Meeting

Pamela A. Fredette.  Ms. Fredette, 54, has served as the Chairman of our Board of Directors and as our Chief Executive Officer and President since the merger in April 2005 and had served as Dynax’s Chief Executive Officer and President, and as a director, since joining Dynax in June 2002. In February 2004, Ms. Fredette also took on the role as Dynax’s chairman of the board. From October 2000 to May 2002, Ms. Fredette served as a consultant to executive management at several technology solutions providers. From February 1999 to October 2000, Ms. Fredette served as President of The Netplex Group, Inc., a publicly traded information technology provider. From February 1993 through January 1999, Ms. Fredette was the President of the solutions division of Computer Horizons Corp., a publicly traded information technology provider. Ms. Fredette has a master’s degree in computer science from the New Jersey Institute of Technology.

William J. Cary.  William J. Cary, 67, has served as a director of enherent since September 2005. From December 1997 to December 2002, Mr. Cary was Senior Vice President/Chief Information Officer of NYCE Corporation (“NYCE”), a leading electronic payment company in the United States. Mr. Cary also served on the NYCE Board of Directors from June 2000 to May 2002. From April 1982 to November 1997, Mr. Cary was Senior Vice President/Chief Domain Architect at Citibank. From January 1973 to December 1981, Mr. Cary held senior operational positions with Sealand Service and John Wiley & Sons. From November 1963 to December 1972, Mr. Cary was the Director of Information Technology with Avis Rent-A-Car. Mr. Cary graduated from the University of Chicago with a B.S. in Business and Computer Science. Mr. Cary also attended Stillman School of Business-Seton Hall University where he studied business management.

Directors Continuing Until 2007 Annual Meeting

Thomas Minerva.  Mr. Minerva, 58, has served as a director of enherent since the merger in April 2005 and had served as a director of Dynax from February 2004 until the merger. Since 2002, Mr. Minerva has been a consultant with TCi Consulting and Research, Inc. From 1991 to 2002, Mr. Minerva was a Senior Vice President of Operations and Systems for individual financial services at Prudential Financial. From 1988 to 1991, Mr. Minerva was a Vice President of Strategic Business Systems for American Express, Inc.

Douglas K. Mellinger.  Mr. Mellinger, 41, founded PRT Corp. of America, our predecessor, in 1989 and was Chief Executive Officer from its inception until June 1999. Mr. Mellinger has been a director of enherent since 1989 and served as our Vice Chairman from February 2004 until December 2005. In April 2000, Mr. Mellinger was one of the founders of Foundation Source, a philanthropic solutions company. Mr. Mellinger became Chairman of Foundation Source in April 2001 and Chief Executive Officer of Foundation Source in August 2001. As of July 1, 2003, Mr. Mellinger changed his positions in Foundation Source to Vice Chairman and Founder. Mr. Mellinger was a Partner of Interactive Capital, an investment company, between July 2000 and August 2001. Prior to starting enherent, Mr. Mellinger was the National and International Director of the Association of Collegiate Entrepreneurs. Mr. Mellinger was the Chairman of the National Commission on Entrepreneurship in Washington, D.C. and on the Board of The Kauffman Center for Entrepreneurial Leadership. Mr. Mellinger is on the Advisory Board for the London Business School. Mr. Mellinger is the past International President of the Young Entrepreneurs’ Organization and is a member of the Young Presidents’ Organization. Mr. Mellinger also serves as a director of EDGAR Online, Inc., a provider of business and financial information.

OWNERSHIP OF ENHERENT CORP. COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of enherent common stock as of April 4, 2006 by each director and nominee for director, the executive officers named in the Summary Compensation Table below and by all current directors and executive officers as a group. Except as set forth below, each of the individuals listed below has sole voting and investment power over such shares and is the owner of less than one percent of the outstanding shares of enherent common stock. The business address of each director and executive officer is: c/o enherent Corp., 192 Lexington Avenue, New York, New York 10016.

Director and Executive Officers enherent Common Stock Ownership

			Shares	Percent of
	Number of	Right to	Beneficially	Outstanding
Name of Beneficial Owner	Shares Owned	Acquire(1)	Owned(2)	Shares

William J. Cary	—	10,000	10,000	*
Douglas A. Catalano	900,000	20,000	920,000	1.83
Pamela A. Fredette	1,917,950	2,608,562	4,526,512	8.55
Faith Griffin	—	186,222	186,222	*
Douglas K. Mellinger	1,880,290	262,857	2,143,147	4.23
Thomas Minerva	—	210,650	210,650	*
Roger DiPiano	—	166,667	166,667	*
David Green	—	100,000	100,000	*
James C. Minerly	—	—	—	—
Lori Stanley	—	249,334	249,334	*
Directors and executive officers of enherent Corp. (9 persons)	5,602,100	3,714,293	9,316,393	17.23

*	less than 1%

(1)	Consists of shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. These rules require that we consider all shares of common stock that can be issued under convertible securities, warrants or options currently or within 60 days (“common stock equivalents”) to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but do not consider those securities to be outstanding for computing the percentage ownership of any other person. Each owner’s percentage is calculated by dividing the number of shares owned by that owner plus the number of shares that can be acquired (by exercise or conversion) by that owner within 60 days by the sum of the number of shares of outstanding common stock, 50,361,451, and the number of shares that owner has the right to acquire/convert within 60 days.

5% Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of enherent common stock as of April 4, 2006 by each person or group known to enherent to beneficially own more than 5% of our outstanding common stock, other than our directors and executive officers.

	Number of		Shares	Percent
	Shares	Right to	Beneficially	of
Name and Address of Beneficial Owner(1)	Owned	Acquire	Owned(2)	Class

Tudor Investment Corporation	8,261,960	—	8,261,960	16.41
Raptor Global Portfolio Ltd.
BVI Global Portfolio Ltd.
Tudor Arbitrage Partners L.P.
Raptor Global Fund Ltd.
Raptor Global Fund L.P.
Tudor BVI Futures Ltd.
40 Rowes Wharf
Boston, MA 02110

(1)	The shares of Common Stock are owned directly by Raptor Global Portfolio Ltd. (2,420,994 shares of common stock), BVI Global Portfolio Ltd. (3,885,538 shares of common stock), Tudor Arbitrage Partners L.P. (1,193,468 shares of common stock), Raptor Global Fund Ltd. (169,610 shares of common stock), Raptor Global Fund Ltd (76,350 shares of common stock), Raptor Global Fund L.P. (121,250 shares of common stock) and Tudor BVI Futures Ltd. (394,750 shares of common stock). Because Tudor Investment Corporation provides investment advisory services to the direct holders, Tudor Investment Corporation may be deemed to beneficially own the shares of common stock owned by each direct holder. Tudor Investment Corporation expressly disclaims such beneficial ownership. Tudor Global Trading LLC, the sole general partner of Tudor Arbitrage Partners L.P., may be deemed to beneficially own the shares of common stock owned by Tudor Arbitrage Partners L.P. Tudor Global Trading LLC expressly disclaims such beneficial ownership. In addition, Mr. Paul Tudor Jones II is the controlling shareholder of Tudor Investment Corporation and the indirect controlling equity holder of Tudor Global Trading LLC. Mr. Jones may be deemed to beneficially own the shares of common stock deemed beneficially owned by Tudor Investment Corporation and Tudor Global Trading LLC. Mr. Jones expressly disclaims such beneficial ownership.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. These rules require that we consider all shares of common stock that can be issued under convertible securities, warrants or options currently or within 60 days (“common stock equivalents”) to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but do not consider those securities to be outstanding for computing the percentage ownership of any other person. Each owner’s percentage is calculated by dividing the number of shares owned by that owner plus the number of shares that can be acquired (by exercise or conversion) by that owner within 60 days by the sum of the number of shares of outstanding common stock, 50,361,451, and the number of shares that owner has the right to acquire/convert within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and 10% shareholders file reports of ownership and changes of ownership of our common stock with the SEC. The SEC has established specific due dates, and we are required to disclose in the proxy statement any failure to file by those dates. Based on our review of copies of Section 16(a) reports that we received from insiders for their 2005 transactions, we believe that our insiders have complied with all Section 16(a) filing requirements applicable to them during 2005 with the following exceptions:

•	Form 4s covering the grant of stock options to three of our directors were filed one day late. On March 24, 2005, we granted options to purchase 20,000 shares of common stock to each of Robert P. Forlenza, Douglas K. Mellinger and Irwin J. Sitkin. Each of these directors filed a Form 4 reporting his acquisition of the option on March 29, 2005, rather than on March 28, 2005.

•	A Form 4 covering the grant of an option to purchase 50,000 shares of our common stock to James C. Minerly on February 10, 2004 was not filed until April 11, 2005.

MEETINGS AND CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors met eight times during the 2005 fiscal year. In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors revised its Committee structure effective April 22, 2005. Prior to that date, the standing committees were the Audit, Compensation, and Nominating Committees. The Board’s Committees are now designated the Audit, Compensation, and Nominating & Governance Committees. All current directors who also were directors during 2005 attended at least 75% of the meetings of the Board of Directors and Board committees of which they were members.

AUDIT COMMITTEE.  Prior to the merger with Dynax Solutions, Inc., on April 1, 2005 (“Merger Date”), the Audit Committee was comprised of Robert P. Forlenza and Irwin J. Sitkin, both of whom were “independent” as that term is defined under New York Stock Exchange listing standards. The Board of Directors determined that Mr. Forlenza was a financial expert as that term has been defined by the Securities and Exchange Commission in Regulation S-K. From the Merger until January 9, 2006, the Audit Committee was comprised of Faith Griffin, Thomas Minerva and Douglas A. Catalano, each of whom is “independent” as that term is defined under New York Stock Exchange listing standards, except for Mr. Catalano who was our former Chairman, Chief Executive Officer and President. Since January 9, 2006, the Audit Committee has been comprised of Faith Griffin, Douglas A. Catalano and William J. Cary, each of whom is “independent” as that term is defined under New York Stock Exchange listing standards, except for Mr. Catalano who was our former Chairman, Chief Executive Officer and President. The Board of Directors has determined that Faith Griffin is a financial expert as that term has been defined by the Securities and Exchange Commission in Regulation S-K. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of any registered public accounting firm employed by enherent (including resolution of disagreements between our management and the accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or other attest services for enherent. Any such registered public accounting firm must report directly to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to evaluate and, where appropriate, replace the registered public accounting firm.

The Audit Committee has adopted a policy that requires the advance approval of all audit, audit-related tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

The Board of Directors has adopted a written charter for the Audit Committee, which is attached hereto as “Annex A”. The Audit Committee met on four occasions during the year ended December 31, 2005.

COMPENSATION COMMITTEE.  The Compensation Committee is responsible for the administration of all salary, bonus and incentive compensation plans for our officers and key employees. The Compensation Committee also administers our Amended and Restated 1996 Stock Option Plan and our 2005 Stock Incentive Plan. Prior to the Merger Date, the members of the Compensation Committee were Douglas K. Mellinger, Irwin J. Sitkin and Robert P. Forlenza, all of whom were non-employee directors. The Compensation Committee from the Merger Date until January 9, 2006 was comprised of Thomas Minerva, Faith Griffin and Douglas K. Mellinger, all of whom are non-employee directors. Since January 9, 2006, the Compensation

Committee has been comprised of William J. Cary, Faith Griffin and Douglas K. Mellinger, all of whom are non-employee directors. During 2005, the Compensation Committee met five times.

NOMINATING & GOVERNANCE COMMITTEE.  Effective as of April 22, 2005, the Nominating Committee was reconstituted as the Nominating & Governance Committee. Prior to this change, the Nominating Committee’s sole responsibility was for preparing a list of candidates to fill the expiring terms of directors on the enherent Board of Directors. The Nominating & Governance Committee continues to fill this role but also has the governance responsibilities discussed below. The Nominating & Governance Committee submits a list of candidates to the full Board of Directors and the full Board of Directors determines which candidates will be nominated to serve on the Board of Directors. The nominees are then submitted for election at the Annual Meeting of stockholders. The Nominating & Governance Committee also submits to the entire Board of Directors a list of candidates to fill any interim vacancies on the Board resulting from the departure of a Board member for any reason prior to the expiration of his or her term. In recommending candidates for the enherent Board of Directors, the Nominating & Governance Committee keeps in mind the functions of this body, as well as any Nominating Agreements entered into by enherent Corp. The Nominating & Governance Committee considers various criteria, including the ability of the individual to meet the “independence” requirements as set forth by the New York Stock Exchange, general business experience, general financial experience, knowledge of our industry (including past industry experience), education, and demonstrated character and judgment. The Nominating & Governance Committee will consider director candidates recommended by a stockholder if the stockholder mails timely notice to our Corporate Secretary at our principal offices, which notice includes (i) the name, age and business address of such nominee, (ii) the principal occupation of such nominee, (iii) a brief statement as to such nominee’s qualifications, (iv) a statement that such nominee consents to his or her nomination and will serve as a director if elected, (v) whether such nominee meets the definition of an “independent” director under standards of the New York Stock Exchange and (vi) the name, address, class and number of shares of Company stock held by the nominating stockholder. Any person nominated by a stockholder for election to the Board of Directors will be evaluated based on the same criteria as all other nominees. In addition to its previous duties, the newly constituted Nominating & Governance Committee develops and recommends to the Board of Directors, our corporate governance guidelines; leads the Board of Directors in its annual review of the Board’s performance; makes recommendations to the Board regarding the compensation of non-management directors; and makes recommendations to the Board with respect to the assignment of individual directors to various committees. The members of the Nominating & Governance Committee currently are Douglas K. Mellinger, Chair, Douglas A. Catalano, Pamela A. Fredette and Thomas Minerva. During 2005, the Nominating & Governance Committee did not meet. The members of the Nominating & Governance Committee did, however, engage in discussions in 2005 regarding the candidacy of William J. Cary to fill a vacancy on the Board of Directors and the full Board of Directors acted by unanimous written consent to elect Mr. Cary to fill the vacancy. Our Board has determined that each of the members of the Nominating & Governance Committee other than Ms. Fredette, our President and Chief Executive Officer, meets the “independence” requirements set forth by the New York Stock Exchange. The Nominating & Governance Committee Charter is attached hereto as “Annex B”.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may send written communications to the Board of Directors in care of our Corporate Secretary at 192 Lexington Avenue, New York, New York 10016. Communications from stockholders to the Board will be handled by the Corporate Secretary in the following manner:

•	Communications addressed to a specific director will be sent unopened to the director.

•	Communications marked “confidential” (or similar) but addressed non-specifically to the Board will be sent unopened by the Corporate Secretary to the Chair of the Nominating & Governance Committee.

•	All other communications will be opened by the Corporate Secretary and forwarded as follows:

1. Communications determined to relate to Company financial matters will be logged and directed to the Chair of the Audit Committee, with a copy sent to the Chair of the Nominating & Governance Committee; and

2. All other communications opened by the Corporate Secretary will be logged and directed to the Chair of the Nominating & Governance Committee.

We currently have no policy with respect to director attendance at annual meetings. All of our directors attended our 2005 Annual Meeting.

DIRECTOR COMPENSATION

On May 10, 2005, the Compensation Committee of the Company’s Board of Directors approved a director compensation plan (the “Director Plan”) pursuant to which (i) directors of the Company receive $1,000 per quarter for service on the Company’s Board of Directors, (ii) the chairman of the Audit Committee of the Company’s Board of Directors receives $2,000 per year for service in that role, (iii) each other member of the Audit Committee of the Company’s Board of Directors receives $500 per meeting of the Audit Committee, and (iv) each member of the Compensation Committee of the Company’s Board of Directors receives $500 per meeting of the Compensation Committee.

In addition to the annual retainer payments, under our 2005 Stock Option Plan, non-employee directors, when first elected to the Board of Directors, are awarded an option to purchase shares of our common stock. On the date of each Annual Meeting thereafter, each continuing non-employee director is awarded an option to purchase additional shares of our common stock. In each case, the exercise price is equal to the fair market value of our common stock on the date the option is granted. Commencing with the adoption of the 2005 Stock Incentive Plan at our 2005 annual meeting, the initial and annual option grants were for the purchase of 20,000 shares. If the proposed amendment and restatement of the 2005 Stock Incentive Plan is approved as proposed, the initial and future annual grants will be for 30,000 shares commencing with the grant made in connection with the 2006 annual meeting.

Effective April 1, 2005, upon the consummation of our merger with Dynax Solutions, Inc., we entered into a consulting agreement with Douglas A. Catalano pursuant to which he assisted our President and Chief Executive Officer, Ms. Fredette, in order to insure an orderly turnover of duties. During the term of his consulting agreement, Mr. Catalano received a monthly consulting fee of $15,625 for not less than 80 hours of service each month. This consulting agreement terminated on June 30, 2005.

Effective December 31, 2005, Douglas K. Mellinger retired as our Vice Chairman, but he continues to serve on our Board. We had entered into an agreement with Mr. Mellinger dated as of September 14, 2004 (the “Mellinger Agreement”) pursuant to which Mr. Mellinger agreed to serve as Vice Chairman and to perform certain consulting services for us. Pursuant to the Mellinger Agreement, we agreed to pay Mr. Mellinger $5,000 per month and granted him an option to purchase up to 500,000 shares of common stock with an exercise price of $0.11 per share (the “Mellinger Option”). The Mellinger Option had a ten-year term, subject to earlier termination in certain circumstances, and was to vest in equal annual installments of shares on September 14 of each year beginning September 14, 2005 and be fully vested on September 14, 2011, subject to earlier vesting in the event of a change of control.

In connection with Mr. Mellinger’s retirement as Vice Chairman, we entered into an agreement with Mr. Mellinger amending the terms of the Mellinger Agreement and the Mellinger Option (the “Mellinger Amendment”). Pursuant to the Mellinger Amendment:

•	Mr. Mellinger retired as Vice Chairman as of December 31, 2005;

•	we will pay Mr. Mellinger $5,000 per month for additional services through June 30, 2006; and

•	one-sixth of the unvested shares under the Mellinger Option vested as of December 31, 2005, with the remaining shares vesting in five equal annual installments on September 14 of each year beginning September 14, 2006 and shall be fully vested on September 14, 2010.

Effective January 9, 2006, the Board of Directors elected Thomas Minerva as non-executive Vice Chairman. In connection with his election, we entered into an agreement with Mr. Minerva pursuant to which he agreed to serve as Vice Chairman and to provide additional services to us (the “Minerva Agreement”). The term of the Minerva Agreement expires on December 31, 2007, but can be terminated earlier by either party on 30 days’ written notice. Pursuant to the terms of the Minerva Agreement, we agreed to pay Mr. Minerva $5,000 per month and granted Mr. Minerva a non-qualified stock option to purchase up to 300,000 shares of common stock (the “Minerva Option”). The Minerva Option has a ten-year term, subject to earlier termination in certain circumstances, and vests as to 50,000 shares as of the date of grant and as to 125,000 shares on each of December 31, 2006 and 2007, in each case provided that he still serves as Vice Chairman on each such date.

EXECUTIVE OFFICERS

The following table sets forth our executive officers and their ages as of April 4, 2006 (collectively, the “Management”).

Name	Age	Position with the Company

Pamela A. Fredette	54	Chairman, Chief Executive Officer and President
Karl Brenza	41	Chief Financial Officer
Roger DiPiano	55	Chief Operating Officer
Lori Stanley	40	General Counsel

Pamela A. Fredette.  Ms. Fredette, 54, has served as served Chairman, President and Chief Executive Officer since the completion of our merger with Dynax in April 2005. Prior to the merger, she had served as Dynax’s Chief Executive Officer and President, and as a director, since joining Dynax in June 2002. In February 2004, Ms. Fredette also took on the role as Dynax’s chairman of the board. From October 2000 to May 2002, Ms. Fredette served as a consultant to executive management at several technology solutions providers. From February 1999 to October 2000, Ms. Fredette served as President of The Netplex Group, Inc., a publicly traded information technology provider. From February 1993 through January 1999, Ms. Fredette was the President of the solutions division of Computer Horizons Corp., a publicly traded information technology provider. Ms. Fredette has a master’s degree in computer science from the New Jersey Institute of Technology.

Karl Brenza.  Mr. Brenza, 41, has served as our Chief Financial Officer since August 2005. Mr. Brenza has fourteen years of investment banking and financial advisory experience and has completed transactions in the areas of mergers, acquisitions, public offerings, private financings and strategic alliances. From November 2002 to August 2005, Mr. Brenza was Managing Director, Head of Investment Banking for Broadband Capital Management, LLC. From July 2001 to October 2002, Mr. Brenza was an independent consultant and Member of DaySpring, Capital, LLC. From April 2000 to June 2001, Mr. Brenza was an executive for IKANO Communications, Inc. where he held the positions of Director, Business Development and Head of the ISP/Telecommunications Industry Group. Just prior to joining IKANO Communications, Inc., Mr. Brenza worked as a senior investment banker for BlueStone Capital Partners, LP., where he held the positions of Managing Director and Head of the Industry Consolidations Group from May 1998 to April 2000. Mr. Brenza also served from July 1998 to March 2003 as a director of Dynax. Mr. Brenza received a B.S. in electrical engineering from the University of Pennsylvania and an M.B.A. from the Columbia University Graduate School of Business.

Roger DiPiano.  Mr. DiPiano, 54, has served as our Chief Operating Officer since the completion of our merger with Dynax in April 2005. Prior to the merger, Mr. DiPiano had been a consultant to the Chief Executive Officer of Dynax since July 2004. Since 2002, Mr. DiPiano also has been the President of the

Wedgewood Consulting Group, a privately held management consulting practice. From 1995 to 2002, Mr. DiPiano was an Executive Vice President with Computer Horizons Corp.

Lori Stanley.  Ms. Stanley, 40, has served as our General Counsel and Corporate Secretary since the completion of our merger with Dynax in April 2005. Prior to the merger, Ms. Stanley had been the General Counsel of Dynax since July 2002 and the Vice President of Human Resources and Corporate Secretary of Dynax since April 2003. She also served as a director of Dynax from September 2003 until the Merger. From November 2000 to June 2002, Ms. Stanley was General Counsel and Vice President of Human Resources for The A Consulting Team, Inc., a publicly traded information technology provider. From July 1999 to October 2000, Ms. Stanley was the Vice President of Legal Operations and Human Resources for The Netplex Group, Inc. From January 1997 to June 1999, Ms. Stanley was General Counsel of the Solutions Division of Computer Horizons Corp. Ms. Stanley has a law degree from Seton Hall Law School.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth information with respect to the compensation paid by us during each of the three years ended December 31, 2005, 2004 and 2003 to (i) each individual who served as Chief Executive Officer during the fiscal year ended December 31, 2005, (ii) each of our other executive officers whose total salary and bonus exceeded $100,000 during 2005 and who were serving as executive officers as of December 31, 2005, and (iii) an additional individual who served as an executive officer during 2005 and who would have been one of our highest paid executive officers had he still been serving as of December 31, 2005:

				Long-Term Compensation
					Number of
				Restricted	Securities	All Other
	Annual Compensation			Stock Awards	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)	Options (#)	($)

Pamela A. Fredette(1)	2005	243,750	331,250	—	0	3,150
Chairman, President and
Chief Executive Officer
Roger DiPiano(2)	2005	127,885	17,500	—	500,000	—
Chief Operating Officer
Lori Stanley(3)	2005	131,250	18,750	—	0	—
General Counsel
David Green(4)	2005	146,250	28,750	—	0	—
Senior Vice President,
Administration
Douglas A. Catalano(5)	2005	250,160	127,500	—	20,000	2,475
Chairman, President and	2004	248,125	125,000	63,000	200,000	5,888
Chief Executive Officer	2003	40,625	—	—	0	—
James C. Minerly(6)	2005	70,875	40,000	—	0	—
Senior Financial Officer,	2004	105,000	21,000	—	50,000	—
Controller and Treasurer	2003	65,288	—	—	0	—

(1)	Ms. Fredette became President, Chief Executive Officer and Chairman on April 1, 2005. All Other Compensation in 2005 consists of matching contribution under our 401(k) plan. Bonus in 2005 consisted of a one-time bonus of $250,000 paid in connection with our merger with Dynax and a formula bonus of $81,250 based on our financial performance following the merger.

(2)	Mr. DiPiano became an executive officer on April 1, 2005.

(3)	Ms. Stanley became an executive officer on April 1, 2005.

(4)	Mr. Green served an executive officer from April 1, 2005 until April 1, 2006.

(5)	Mr. Catalano served as Chief Executive Officer until April 1, 2005. He continues to serve as a member of the Board of Directors. All Other Compensation in 2005 and 2004 consists of matching contributions under our 401(k) plan. The grant of 20,000 options was made on June 2, 2006 to Mr. Catalano in his capacity as a non-employee director.

(6)	Mr. Minerly served as an executive officer until April 1, 2005. Mr. Minerly resigned that position effective April 1, 2005, but continued to serve as our Principal Financial and Accounting Officer until May 15, 2005.

Option Grants in Last Fiscal Year

This table gives information relating to option grants to the named executive officers in 2005. The exercise price of the options is based upon the fair market value of our common stock on the date the option is granted. As the SEC requires, the calculation of potential realizable values is based on assumed annualized rates of stock price appreciation of 5% and 10% over the full 10-year term of the options.

	Individual Grants
		% of Total			Potential Realizable
	Number of	Options			Value at Assumed Annual Rates of
	Securities	Granted to	Exercise		Stock Price
	Underlying	Employees	or Base		Appreciation for
	Options Granted	in Fiscal	Price	Expiration	Option Term
Name	(#)	Year	($/Sh)	Date	5% ($)	10% ($)

Pamela A. Fredette	0	—	—	—	—	—
Roger DiPiano	500,000	31.3	0.11	8/14/2015	34,589	87,656
David Green	0	—	—	—	—	—
Lori Stanley	0	—	—	—	—	—
Douglas A. Catalano	20,000	1.3	0.20	6/1/2015	2,516	6,375
James C. Minerly	0	—	—	—	—	—

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information concerning the exercise of stock options during the last fiscal year by each of the named executive officers and year-end values of unexercised options.

	Number of		Number of Shares Underlying		Value of Unexercised
	Shares		Unexercised Options at Fiscal		In-the-Money Options at
	Acquired	Value	Year End		Fiscal Year-End(1)
	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	(#)	($)	(#)	(#)	($)	($)

Pamela A. Fredette	0	—	2,608,562	0	58,175	—
Roger DiPiano	0	—	83,334	416,666	1,667	8,333
David Green	0	—	100,000	0	5,250	—
Lori Stanley	0	—	198,189	51,145	—	—
Douglas A. Catalano	0	—	10,000	10,000	0	0
James C. Minerly	0	—	0	0	—	—

(1)	Based on the difference between the exercise price of the options and the fair-market value of our common stock on December 30, 2005, the last trading day of 2005 ($0.13).

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Pamela A. Fredette

On June 8, 2005, we entered into an employment agreement with Pamela A. Fredette, who became our President and Chief Executive Officer and the Chairman of our Board upon the completion of our merger with Dynax on April 1, 2005. Under the employment agreement, we are not permitted to reduce the annual base salary of $325,000 without the Ms. Fredette’s consent, except in connection with a proportional decrease applicable to all of our executives. The agreement provides for participation in an annual cash bonus plan under which Ms. Fredette is entitled to cash bonuses based on our achievement of certain performance goals.

Ms. Fredette is also entitled to participate in any equity-based compensation plans maintained by us and to participate in any grants given to employees generally. The employment agreement further provides for participation in all other senior executive benefit plans offered by us. Ms. Fredette also will receive business expense reimbursement, perquisites and vacation entitlements pursuant to the employment agreement. The employment agreement was effective as of April 1, 2005 and has a three-year term. The expiration date is automatically extended on a year-by-year basis unless we notify Ms. Fredette of non-renewal.

Upon termination of employment other than for cause, death or disability, or upon resignation for good reason, the employment agreement provides for the following payments and benefits:

•	earned but unpaid annual base salary and bonus;

•	a lump sum payment equal to the sum of the annual base salary and Ms. Fredette’s most recent annual bonus payment (or if the termination occurs prior to the earning a bonus, an amount equal to 50% of the annual base salary);

•	the vesting of any then outstanding options, and all options awarded to Ms. Fredette will remain exercisable for three years following termination;

•	the restrictions shall lapse on any then-outstanding shares of restricted stock;

•	all compensation and benefits payable under any of our compensation and benefit plans; and

•	we will continue to provide Ms. Fredette and her dependents for a period of twelve months with the various health and other benefits for which she is eligible.

Upon termination of employment by reason of death or disability, Ms. Fredette (or her estate) will receive all earned and unpaid annual base salary and bonus and all compensation and benefits payable under the terms of our compensation and benefit plans. All outstanding equity based awards will be treated according to the provisions of the applicable plans and award agreements.

Upon termination of employment by us for cause, or upon voluntary termination of employment by Ms. Fredette without good reason, we will pay Ms. Fredette her earned but unpaid annual base salary and bonus and all compensation and benefits payable under the terms of our compensation and benefit plans. All outstanding equity based awards shall be treated according to the provisions of the applicable plans and agreements.

If Ms. Fredette’s employment is terminated within one year following a change of control for a reason other than death, disability or termination by us for cause, or if her employment is terminated by her for good reason, she will be entitled to receive in lieu of the benefits otherwise payable to her on termination the same benefits she would receive in the event of a termination of employment other than for cause, death or disability, or resignation for good reason, except:

•	earned but unpaid annual base salary and bonus;

•	a lump sum payment equal to the sum of (2x) the annual base salary and Ms. Fredette’s most recent annual bonus payment (or if the termination occurs prior to the earning a bonus, an amount equal to 50% of the annual base salary);

•	the vesting of any then outstanding options, and all options awarded to Ms. Fredette will remain exercisable for three years following termination;

•	the restrictions shall lapse on any then-outstanding shares of restricted stock;

•	all compensation and benefits payable under any of our compensation and benefit plans; and

•	we will continue to provide Ms. Fredette and her dependents for a period of eighteen (18) months with the various health and other benefits for which she is eligible.

For purposes of the employment agreement, a change of control includes the acquisition by any person (or group of related persons) of 30% or more of the voting power of our securities; a change in the majority of the Board of Directors within a two-year period without the approval of the incumbent Board or approval by our stockholders of (1) liquidation of the company, (2) the sale of all or substantially all of our assets, (3) a merger (except where our stockholders continue to hold at least 70% of the voting power of the new or continued entity).

Ms. Fredette is also entitled to these change-in-control benefits if she resigns for any reason within six months after a change in control, except that the (2x) lump sum payment described above is reduced to (1x) if:

•	the change in control transaction was recommended in writing to the Board of Directors by the executive;

•	in the case of the acquisition by a person of greater than 30% of our then-outstanding voting securities, the ownership is less than 40%, and the transaction involved the acquisition by us of another entity; or

•	in the case of a merger, our security holders continue to own at least 51% but less than 70% of the voting securities of the new (or continued) entity.

For purposes of the employment agreement, “cause” is defined as:

•	Ms. Fredette ’s willful and continued failure to substantially perform her duties with us (other than in connection with a physical or mental illness or if executive resigns for good reason), which failure has not been cured after notice;

•	Ms. Fredette ’s willful engaging in conduct, which is demonstrably and materially injurious to us, monetarily or otherwise; or

•	Ms. Fredette’s conviction of or plea of guilty or nolo contendere to any felony or misdemeanor involving dishonesty or moral turpitude.

For purposes of the employment agreement, “good reason” is defined as the occurrence of any of the following without Ms. Fredette’s consent:

•	assigning duties to Ms. Fredette that are inconsistent with those of her position as President and Chief Executive Officer, or an adverse alteration in the nature or status of her title or responsibilities;

•	a reduction by us in Ms. Fredette’s base salary or bonus opportunity;

•	a failure by us to provide Ms. Fredette with an opportunity for participation in any stock option plan or equity-based plan on a level consummate with her position, or to allow her to participate generally on a level consummate with her position in any grants to employees generally;

•	a relocation of Ms. Fredette’s principal place of employment to a location more than 50 miles from her current principal place of employment;

•	a material breach by us of our obligations to Ms. Fredette under the employment agreement;

•	notice to Ms. Fredette that we will not renew the employment agreement; or

•	voluntary termination of Ms. Fredette’s employment by her for any reason during the six month period following a change in control.

Karl Brenza

Effective August 15, 2005, we entered into an employment agreement with Karl Brenza, who became our Chief Financial Officer. Under the employment agreement, Mr. Brenza is entitled to an annual base salary of $180,000 during the first year of the agreement, an annual base salary of $198,000 during the second year and an annual base salary of $217,800 during the third year. The agreement provides for participation in an annual cash bonus plan under which Mr. Brenza is entitled to cash bonuses based on our achievement of certain performance goals, with certain minimum bonuses in the first two years. In addition to the awards under the restricted stock agreement and stock option award agreement described below, under the employment agreement Mr. Brenza is also entitled to participate in any equity-based compensation plans maintained by us and to participate in any grants given to employees generally. The employment agreement further provides for participation in all other senior executive benefit plans offered by us, and provides that we will maintain director and officer liability insurance of at least $5,000,000. Mr. Brenza also will receive business expense reimbursement, corporate indemnification and vacation entitlements pursuant to the employment agreement. The employment has a three-year term and its expiration date is automatically extended on a year-by-year basis unless we or Mr. Brenza notifies the other of non-renewal.

Mr. Brenza’s employment may be terminated:

•	by written notice of non-renewal (if the notice is by us, Mr. Brenza is entitled to receive as severance an amount equal to three months of the executive’s then current salary and minimum bonus);

•	upon Mr. Brenza’s death, disability or retirement;

•	by Mr. Brenza without good reason;

•	by us without cause, in which case Mr. Brenza would be entitled to receive as severance an amount equal to six months of his then current base salary and minimum bonus;

•	by Mr. Brenza for good reason, in which case Mr. Brenza would be entitled to receive as severance an amount equal to nine months of his then current base salary and minimum bonus; or

•	by us for cause.

All severance amounts would be paid in accordance with our regular payroll schedule.

The agreement also contains certain confidentiality, non-competition and assignment of invention provisions for our benefit.

For purposes of the employment agreement, a “change of control” includes the acquisition by any person (or group of related persons) of 30% or more of the voting power of our securities; a change in the majority of the Board of Directors within a two-year period without the approval of the incumbent Board or approval by our stockholders of (1) liquidation of the company, (2) the sale of all or substantially all of our assets, (3) a merger (except where our stockholders continue to hold at least 70% of the voting power of the new or continued entity).

For purposes of the employment agreement, “cause” is defined as:

•	Mr. Brenza’s embezzlement, willful breach of fiduciary duty or fraud with regard to us or any of our assets or businesses;

•	Mr. Brenza’s conviction of, or pleading of guilty or nolo contendere, with regard to a felony (other than a traffic violation) or to any other crime involving moral turpitude or involving activity related to our affairs; or

•	any other willful (and, if the breach relates to the performance of his duties, continued) breach by Mr. Brenza of a material provision of the agreement, except that if the breach is capable of being cured, the breach will only constitute cause of it remains uncured after notice.

For purposes of the employment agreement, “good reason” is defined as the occurrence of any of the following without the executive’s consent:

•	a reduction in Mr. Brenza’s compensation.

•	assignment to Mr. Brenza of any duties inconsistent in any material respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the agreement;

•	any other action by us that results in a material diminution in Mr. Brenza’s position, authority, duties or responsibilities, excluding any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied after notice; or

•	relocation of Mr. Brenza’s principal place of employment to a location more than 75 miles from his residence.

Pursuant to the employment agreement, on August 15, 2005 we entered into a Restricted Stock Agreement and a Stock Option Award Agreement with Mr. Brenza. Pursuant to the Restricted Stock Agreement, we granted to Mr. Brenza restricted stock equal to 1% of our outstanding common stock on the date of grant, one-half of which vests six months from the effective date of the agreement and one-half vests on the first anniversary of the effective date. Pursuant to the Stock Option Award Agreement, we granted Mr. Brenza an option to purchase the equivalent of 2% of our outstanding common stock on the date of grant, to vest on the basis of 1/8 per quarter, commencing in the first quarter of 2006. The vesting schedule for the restricted stock and the stock option accelerate by six (6) months in the event of a termination of employment for other than cause. In the event of a termination of employment for other than cause, any vested options remain exercisable for a three year period from the date of termination. In the event of a change of control, the restricted stock and the stock options become fully vested.

Roger DiPiano

Effective April 1, 2005, upon consummation of our merger with Dynax Solutions, Inc., we entered into an employment contract with Roger DiPiano pursuant to which he would serve as our Chief Operating Officer. Pursuant to the terms of his employment contract, Mr. DiPiano received an annual base salary of $175,000 for his services as Chief Operating Officer. We could, in our discretion, change the base salary during the term of the employment agreement for legitimate business reasons. As Chief Operating Officer, he provides leadership and day-to-day management of our operational and financial activities and goals. The Chief Operating Officer is also responsible for monitoring and overseeing all financial and operational activities, including: client profitability; consultant profitability; project profitability; and revenue recognition. The employment agreement provided for an annual performance bonus based on personal and company goals to be determined by us. The term of Mr. DiPiano’s employment agreement commenced as of April 1, 2005 and continued until April 1, 2006. The agreement was subject to automatic annual renewal in order to maintain a one year term unless either party delivered to the other written notice of non-renewal at least 30 days before the annual anniversary of the effective date, but on February 21, 2006, we provided Mr. DiPiano with a letter of non-renewal. Mr. DiPiano continues to serves as our Chief Operating Officer on an at-will basis.

In the event that we had terminated Mr. DiPiano’s employment without “cause” or Mr. DiPiano had terminated his employment for “good reason” (“cause” and “good reason” are defined in the employment agreement), we would have been required to make a severance payment to Mr. DiPiano equal to six months of his base salary; provided however, no severance payment would be due if we decided not to renew his employment. In addition, Mr. DiPiano would have been prohibited from competing with us or soliciting our employees within the geographic area set forth in his employment agreement for a period of one year after the date of termination of his employment for any reason.

Lori Stanley

Effective April 1, 2005, upon the consummation of the merger we entered into an employment agreement with Lori Stanley pursuant to which she became our Corporate Secretary and General Counsel. Pursuant to the terms of her employment agreement, Ms. Stanley receives an annual base salary of $175,000. The employment agreement provided for an annual performance bonus of up to ten percent of her base salary based on personal and company goals to be determined by us. The term of Ms. Stanley’s employment agreement commenced as of April 1, 2005 and continued until April 1, 2006. The agreement was subject to automatic annual renewal unless either party delivered to the other written notice of non-renewal at least 30 days before the annual anniversary of April 1, but on February 21, 2006, we provided Ms. Stanley with a letter of non-renewal. Subsequently, we entered into a new employment agreement with Ms. Stanley, effective as of April 1, 2006, on terms substantially similar to the previous agreement. The new agreement expires on April 1, 2007 and is subject to automatic annual renewal unless either party delivers to the other written notice of non-renewal at least 30 days before the annual anniversary of April 1.

In the event that Ms. Stanley’s employment is terminated by us without “cause” or by Ms. Stanley for “good reason” (“cause” and “good reason” are defined in the employment agreement), we will be required to make a severance payment to Ms. Stanley equal to six months of her base salary; provided however, no severance payment shall be due if we decide not to renew her employment. In addition, Ms. Stanley will be prohibited from competing with us or soliciting our employees within the geographic area set forth in her employment agreement for a period of one year after the date of termination of her employment for any reason.

David Green

Effective April 1, 2005, upon the consummation of the merger, we entered into an employment agreement with David Green pursuant to which he became our Senior Vice President, Administration. Pursuant to the terms of his employment agreement, Mr. Green received an annual base salary of $150,000. The employment agreement provides for an annual performance bonus of up to twenty percent of his base salary based on personal and company goals to be determined by us. Mr. Green’s period of employment commenced as of April 1, 2005 and continued until April 1, 2006. The agreement was subject to automatic annual renewal unless either party delivers to the other written notice of non-renewal at least 30 days before the annual anniversary of April 1, but on February 21, 2006, we provided Mr. Green with a letter of non-renewal. Mr. Green resigned as our Senior Vice President effective March 31, 2006.

In the event that we had terminated Mr. Green’s employment without “cause” or Mr. Green terminated his employment for “good reason” (“cause” and “good reason” are defined in the employment agreement), we would have been required to make a severance payment to Mr. Green equal to six months of his base salary; provided however, no severance payment would be due if we decided not to renew his employment. In addition, Mr. Green is prohibited from competing with us or soliciting our employees within the geographic area set forth in his employment agreement for a period of one year after the date of termination of his employment.

Douglas A. Catalano

Effective February 16, 2004, we entered into an employment agreement with Mr. Catalano for a three-year term commencing February 16, 2004. Under the agreement, Mr. Catalano served as Chairman, President and Chief Executive Officer, earning a base salary of $250,000, with a quarterly target bonus opportunity of $20,000 and a year-end performance bonus opportunity of $45,000. Mr. Catalano resigned as an officer effective April 1, 2005 and his employment agreement was terminated, but he remains as a member of the Board of Directors. In addition, effective April 1, 2005, we entered into a consulting agreement with Mr. Catalano pursuant to which he assisted Ms. Fredette in her capacity as Chief Executive Officer in order to insure an orderly turnover of duties. During the term of his consulting agreement, Mr. Catalano received a monthly consulting fee of $15,625 for 80 hours of service each month. This consulting agreement terminated on June 30, 2005.

During his employment with us, Mr. Catalano was awarded options to purchase 900,000 shares of our common stock, the exercise prices of which were 400,000 shares at $0.08 per share and 500,000 shares at $0.14 per share. However, under the terms of our 1996 Stock Option Plan no participant may receive an award or awards of options covering in excess of 200,000 shares of our common stock in any plan year. In order to rectify the inconsistency between the February and April option grants to purchase an aggregate amount of 900,000 shares of our common stock and the 200,000 share limitation provided for in our stock option plan, our Compensation Committee, on October 5, 2004, approved a restructure of Mr. Catalano’s equity compensation as follows:

•	the option agreement related to the April option to purchase 400,000 shares of our common stock was amended and restated to constitute an option to purchase 200,000 shares of our common stock;

•	all other stock options held by Mr. Catalano were cancelled; and

•	Mr. Catalano received a grant of 700,000 restricted shares of our common stock.

The options and restricted stock now held by Mr. Catalano vested upon the completion of our merger with Dynax. We have agreed to file a shelf registration statement to register the resale of shares of our common stock issued on the conversion or disposition of the restricted shares of our common stock held by Mr. Catalano.

James C. Minerly

We entered into an employment agreement with Mr. Minerly for a 13-month term commencing on December 1, 2003. Mr. Minerly resigned as our Treasurer effective April 1, 2005. Mr. Minerly continued to serve as our Principal Financial and Accounting Officer until May 15, 2005, at which time Mr. Minerly’s employment agreement terminated.

Under the agreement, Mr. Minerly served as Senior Financial Officer, Controller and Treasurer earning a base salary of $105,000, with an annual target bonus opportunity of 20% of his annual base salary under a quarterly incentive award plan. The annual base salary was reviewed annually by the President and increased (but not decreased) if the Board of Directors, in its discretion, determined such an increase to be appropriate.

Under Mr. Minerly’s agreement, if we terminated Mr. Minerly’s employment without cause (as defined in the agreement) prior to the expiration of the term of the agreement, we would have been required to pay Mr. Minerly his salary for a period of three months. Additionally, if we terminated Mr. Minerly’s employment without cause, (i) any incentive stock options granted to Mr. Minerly would immediately vest and remain exercisable in accordance with the terms of our stock option plan, (ii) any non-qualified options held by Mr. Minerly that were vested at the date of termination would remain exercisable in accordance with the terms of our stock option plan and (iii) any non-qualified options held by Mr. Minerly that were not vested at the date of termination would expire.

If Mr. Minerly’s employment were terminated by Mr. Minerly for good reason (as defined in his agreement), we would have been required to pay Mr. Minerly the same amounts as would have been paid had his employment been terminated by us without cause. The employment agreement provided that in the event of a change in control (as defined in the agreement), incentive options held by Mr. Minerly would immediately vest and remain exercisable in accordance with the terms of the plan. All non-qualified options held by Mr. Minerly at the date of the change in control that were vested at that date would remain exercisable in accordance with the terms of the Plan, and all such non-qualified options that were not vested at the date of the change in control would expire.

During his employment with us, Mr. Minerly was awarded options to purchase 50,000 shares of our common stock at a strike price of $0.14.

Certain Transactions

We had no transactions during 2005 required to be reported under this caption, other than as disclosed above in Director Compensation.

Report of Compensation Committee

The Compensation Committee of our Board of Directors (the “Committee”), which is comprised entirely of non-employee directors, is responsible for the establishment and administration of the compensation programs for our executive officers, including our Chief Executive Officer. The Committee met five times in 2005 to address items related to the compensation and benefits of our executive officers.

Compensation Philosophy; CEO Compensation

The Committee has adopted a compensation philosophy based on the premise that executives should receive competitive compensation determined by reference to both our performance and the individual’s contribution to that performance. Compensation plans and programs are intended to motivate and reward executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of internal business goals and to attract and retain executives whose abilities are critical to our long-term success and competitiveness.

Our compensation programs are designed to provide executives with a competitive earnings opportunity, with earnings linked to both our short-term and long-term performance. The Committee has developed executive compensation principles to provide guidance in the design and operation of the senior management compensation plans and in the review of executive performance. Our executive compensation program consists of three key elements: (a) base salary; (b) short-term incentives (i.e., bonuses); and (c) long-term incentives (i.e., stock options).

The Committee sets salaries at levels that it believes are competitive with salaries offered by other entities of a similar size and in similar industries.

The Committee believes that it is important to offer members of senior management short-term incentive compensation in the form of bonuses based on performance targets for us and/or the individual. Therefore, the Chief Executive Officer and most of our senior management are entitled to receive a performance bonus based on achievement of targeted objectives. In the case of our Chief Executive Officer, we have established three-tier quarterly performance targets and an annual performance target based on earnings before interest, taxes, depreciation and amortization (EBITDA). If our quarterly performance meets the EBITDA targets, the Chief Executive Officer is entitled to a bonus payment equal to 50% of her base salary. If our quarterly performance is equal to between 100% and 120%of the EBITDA targets, the Chief Executive Officer is entitled to an additional bonus payment of up to an additional 25% of her base salary. If our quarterly performance is equal to between 120% and 133%of the EBITDA targets, the Chief Executive Officer is entitled to an additional bonus payment of up to an additional 25% of her base salary. Finally, if our annual performance exceeds 133% of the annual EBITDA target, the Chief Executive Officer is entitled to an additional bonus payment equal to 25% of the amount by which our actual EBITDA exceeds 133% of the target. The EBITDA targets for 2005 were only applicable to the last three quarters of 2005. Based on these targets and our performance in 2005, the Chief Executive Officer earned a formula bonus of $81,250 in 2005. In addition to this formula bonus, in connection with our merger with Dynax, we paid the Chief Executive Officer an additional one-time bonus of $250,000. The Chief Executive Officer will be eligible for a formula bonus in 2006 if we meet or exceed our 2006 EBITDA targets.

Finally, the Committee believes that the use of stock options as long-term incentive compensation aligns the interests of senior management and our stockholders.

The factors the Committee considered in determining the Chief Executive Officer compensation for 2005, and the compensation of our current Chief Executive Officer, are included in the preceding discussion.

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation to the Chief Executive Officer and the four other most highly compensated officers in excess of $1 million per year, provided, however, that certain “performance-based” compensation may be excluded from such $1 million limitation. Although neither the Chief Executive Officer nor our four other most highly compensated officers earned in excess of $1 million in fiscal year 2005 the Committee intends to structure future annual cash bonus awards and stock option grants under the 2005 Stock Incentive Plan, if adopted, in a manner designed to make such awards “performance-based” compensation to the extent practicable.

William J. Cary, Chair of the Compensation Committee
Faith Griffin, Member of the Compensation Committee
Douglas K. Mellinger, Member of the Compensation Committee

Compensation Committee Interlocks and Insider Participation

Prior to the Merger Date, the members of the Compensation Committee were Douglas K. Mellinger, Irwin J. Sitkin and Robert P. Forlenza, none of whom were employees or current officers of enherent. Mr. Mellinger was our Chief Executive Officer until June 1999. The Compensation Committee from the Merger Date until January 9, 2006 was comprised of Thomas Minerva, Faith Griffin and Douglas K. Mellinger, all of whom are non-employee directors. During the year ended December 31, 2005, none of our executive officers served as a director, or on the compensation committee, of any other entity where any of that entity’s executive officers served on either our Compensation Committee or our Board.

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on our common stock, including reinvestment of dividends for the five years ending December 31, 2005, with the cumulative total return of the Russell 2000 index and a peer group index assuming an investment of $100 for the five years ending December 31, 2005.

THE FOLLOWING GRAPH IS PRESENTED IN ACCORDANCE WITH SECURITIES AND EXCHANGE COMMISSION REQUIREMENTS. STOCKHOLDERS ARE CAUTIONED AGAINST DRAWING ANY CONCLUSIONS FROM THE DATA CONTAINED THEREIN, AS PAST RESULTS ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. THIS GRAPH IN NO WAY REFLECTS ENHERENT’S FORECAST OF FUTURE FINANCIAL PERFORMANCE.

Comparison of Cumulative Total Return Since Publicly Traded

DIVIDEND REINVESTED TOTAL RETURN

Company/Index Name	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
enherent Corp.	$100	$23.45	$9.59	$10.13	$40.51	$13.33
Peer Index (1)	$100	$108.97	$67.21	$173.88	$146.54	$148.14
Russell 2000 Index	$100	$101.02	$79.22	$115.16	$135.31	$139.81

(1)	Peer Index consists of Covansys Corporation (CVNS), Computer Horizons Corp. (CHRZ), Igate Corp. (IGTEE) and Intelligroup, Inc. (ITIG.PK)

Notwithstanding anything to the contrary set forth in any of enherent’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the foregoing Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

AMENDMENT AND RESTATEMENT OF 2005 STOCK INCENTIVE PLAN

The 2005 Stock Incentive Plan (the “Plan”) became effective when it was approved by our stockholders on June 2, 2005. The Plan replaced our 1996 Stock Incentive Plan. The Board of Directors has approved amending and restating the Plan, subject to the approval of our stockholders. The Board recommends that you approve the amendment and restatement of the Plan. If the amendment and restatement of the Plan is not approved by our stockholders, the Plan will continue as currently in effect.

The purpose of the amendment and restatement of the Plan is to increase the size of the options granted to our non-employee directors under the Plan. Currently, at the time a non-employee director is first elected to the Board, the director is awarded an option to purchase 20,000 shares of our stock. In addition, on the date of the Annual Meeting, each continuing non-employee director is currently awarded an option to purchase 20,000 shares of stock, unless the director already received an option on that date as a newly elected director. If the amendment and restatement of the Plan is approved as proposed, commencing with the grants made in connection with the 2006 Annual Meeting, each continuing non-employee director will be awarded an option to purchase 30,000 shares of stock, unless the director already received an option on that date as a newly elected director. In addition, if the amendment and restatement is approved, new directors will be awarded an option to purchase 30,000 shares of our stock at the time a non-employee director is first elected to the Board.

The Board recommends that you approve the amendment and restatement of the Plan. The following summary of the Plan describes the material features of the Plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Plan.

The 2005 Stock Incentive Plan Generally

The Board approved the Plan, subject to stockholder approval, on April 22, 2005 and our stockholders approved the Plan at our Annual Meeting on June 2, 2005, which was the effective date of the Plan. No awards may be granted under the Plan on a date that is more than ten years after its effective date.

Under the Plan, the Compensation Committee may grant stock-based incentives to officers, employees, directors and consultants providing services to us. Awards under the Plan may be in the form of incentive stock options, nonqualified stock options or restricted stock. Non-employee directors may only receive awards of nonqualified stock options, pursuant to a formula stated in the Plan.

Shares Available for the Plan

The number of shares of our common stock that will be reserved for issuance under the Plan will equal 4,000,000 shares. In addition, any shares attributable to awards that are forfeited, cancelled, exchanged, surrendered or otherwise terminate or expire without a distribution of shares, will again be available for awards under the Plan. As of April 4, 2006, 1,538,619 shares were available for issuance under the Plan.

In the event of an extraordinary transaction or other event affecting our common stock, such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, sale of assets, or similar transaction or event, the Compensation Committee has the discretion to make equitable adjustments to the number of shares that can be issued under the Plan, the number of shares subject to outstanding awards and any exercise price of an award. In these circumstances, the Compensation Committee also has the discretion to cancel outstanding awards in exchange for replacement awards or cash.

The number of shares that may be issued with respect to option awards under the Plan to any one participant for any calendar year may not exceed 2,000,000 shares. The number of shares of restricted stock that may be awarded to any one participant for any calendar year may not exceed 2,000,000 shares.

We cannot determine the precise number of shares of our common stock that may be acquired under stock options that may be awarded under the Plan to participants.

Plan Administration

The Compensation Committee will administer the Plan. Subject to the specific provisions of the Plan, the Compensation Committee determines award eligibility, timing and the type, number and terms of the awards. The Compensation Committee also interprets the Plan, establishes rules and regulations under the Plan and makes all other determinations necessary or advisable for the Plan’s administration.

Stock Options

Options under the Plan may be either “incentive stock options,” as defined under the tax laws, or nonqualified stock options; however, only employees may be granted incentive stock options. The per share exercise price may not be less than the fair market value of our common stock on the date the option is granted. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, but the term cannot be longer than ten years. Incentive stock options are subject to additional limitations relating to such things as employment status, length of exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of the option.

Upon exercise, the option holder may pay the exercise price in several ways. He or she may pay in cash, in previously acquired shares, or through a combination of the foregoing. If permitted by the Compensation Committee, the option holder also may pay the exercise price through a cashless exercise program.

Non-Employee Director Options

At the time a non-employee director is first elected to the Board, the director is awarded an option to purchase shares of our stock. On the date of the Annual Meeting, each continuing non-employee director is awarded an option to purchase shares of stock, unless the director already received an option on that date as a newly elected director. Currently, each of these options is to purchase 20,000 shares of our common stock. If the amendment and restatement of the Plan is approved at the Annual Meeting, each of these options will be for 30,000 shares of our common stock, commencing with options granted as of the date of the Annual Meeting. The options granted to non-employee directors have an exercise price equal to the fair market value of the stock on the grant date.

Each option awarded to a non-employee director is vested and exercisable with respect to 50% of the shares awarded on the grant date of the option. The other 50% of the shares awarded become vested and exercisable on the first anniversary of the grant date, provided the non-employee director continues to serve as a non-employee member of the Board until that date. If the non-employee director ceases to be a director because of death or permanent disability, all unvested options become fully vested.

The options have a term of ten years; however, if the non-employee director ceases to be a member of the Board, vested options expire on the earlier of three years from the date Board membership ends or the expiration of the term of the option.

Restricted Stock

Restricted stock refers to shares of our common stock, subject to a risk of forfeiture or other restrictions on ownership for a certain period of time. During the restricted period, the holder of restricted stock may not sell or otherwise transfer the shares, but may vote the shares and will be entitled to any dividends or other distributions paid with respect to the restricted stock. Any dividends or distributions on the restricted stock made in stock or other property will be subject to the same restrictions and the underlying restricted shares. The restricted shares become freely transferable when the restriction period expires.

Performance-Based Awards

The Compensation Committee may designate any award of restricted shares as “performance based compensation” for purposes of Section 162(m) of the Internal Revenue Code. These awards will be conditioned on the achievement of one or more performance measures based on one or any combination of the following, as selected by the committee: total shareholder return, return on equity, return on capital employed, return on invested capital, cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, economic value added, improvements in financial ratings, achievement of balance sheet or income statement objectives, market or category share or costs.

Options Granted

We cannot determine the number of shares that may be acquired under stock options that will be awarded under the Plan to the named executive officers under future option grants. On April 4, 2006, the last reported sale price of our common stock was $0.13 per share. As of April 4, 2006, the following options had been granted under the Plan since the inception of the Plan on June 2, 2005:

Name	Number of Shares

Pamela A. Fredette	0
Chairman, President and Chief Executive Officer
Roger DiPiano	500,000
Chief Operating Officer
Lori Stanley	0
General Counsel
David Green	0
Former Senior Vice President, Administration
Douglas A. Catalano	20,000
Former Chairman, President and Chief Executive Officer
James C. Minerly	0
Former Senior Financial Officer, Controller and Treasurer
Faith Griffin	20,000
Director Nominee
All current executive officers as a group	1,509,714
All current directors who are not executive officers	400,000
All employees other than current executive officers	565,000

Transferability

The recipient of an award under the Plan generally may not transfer the award other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order.

Tax Consequences

The holder of an award granted under the Plan may be affected by certain federal income tax consequences. The following discussion of tax consequences is based on current federal tax laws and regulations and you should not consider it to be a complete description of the federal income tax consequences that apply to participants in the Plan. Accordingly, information relating to tax consequences is qualified by reference to current tax laws.

Incentive Stock Options.  There are no federal income tax consequences associated with the grant or exercise of an incentive stock option, so long as the holder of the option was our employee at all times during the period beginning on the grant date and ending on the date three months before the exercise date. The “spread” between the exercise price and the fair market value of our common stock on the exercise date, however, is an adjustment for purposes of the alternative minimum tax. A holder of incentive stock options defers income tax on the stock’s appreciation until the shares are sold.

Upon the sale of the shares, the holder realizes a long-term capital gain (or loss) if he or she sells the shares at least two years after the grant date and has held them for at least one year. The capital gain (or loss) equals the difference between the sales price and the exercise price of the shares. If the holder disposes of the shares before the expiration of these periods, then he or she recognizes ordinary income at the time of sale (or other disqualifying disposition) equal to the lesser of (1) the gain realized on the sale and (2) the difference between the exercise price and the fair market value of the shares on the exercise date. This ordinary income is treated as compensation for tax purposes. The holder will treat any additional gain as short-term or long-term capital gain, depending on whether he or she has held the shares for at least one year from the exercise date. We are entitled to an income tax deduction to the extent that an option holder realizes ordinary income.

Nonqualified Stock Options.  There are no federal income tax consequences to us or to the recipient of a nonqualified stock option upon grant. Upon exercise, the option holder recognizes ordinary income equal to the spread between the exercise price and the fair market value of our common stock on the exercise date. This ordinary income is treated as compensation for tax purposes. The basis in shares acquired by an option holder on exercise equals the fair market value of the shares at that time. The capital gain holding period begins on the exercise date. We receive an income tax deduction upon the exercise of a nonqualified stock option in an amount equal to the spread.

Restricted Stock.  The holder of shares of restricted stock does not recognize any taxable income on the shares while they are restricted. When the restrictions lapse, the holder’s taxable income (treated as compensation) equals the fair market value of the shares. The holder may, however, elect to determine the amount of taxable income at the time of receipt of the shares by filing an election with the Internal Revenue Service within 30 days after receiving the shares. Generally, at the time the holder recognizes taxable income with respect to restricted shares, we will receive a deduction in the same amount.

Excise Taxes.  Under certain circumstances, the accelerated vesting of an award in connection with a change in control of enherent might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code. To the extent it is considered an excess parachute payment, a participant in the Plan may be subject to a 20% excise tax and we may be unable to receive a tax deduction.

Plan Amendment and Termination

Generally, the Board of Directors may amend or terminate the Plan at any time; however, without stockholder approval the Board may not: (1) increase the number of shares of our common stock available for issuance under the Plan; (2) change the employees or class of employees eligible to participate in the Plan; or (3) materially change the terms of the Plan. In addition, if any action that the Board proposes to take will have a materially adverse effect on the rights of any participant or beneficiary under an outstanding award, then the affected participants or beneficiaries must consent to the action.

Equity Compensation Plan Information

The following information is as of December 31, 2005:

			Number of securities
	Number of Securities to	Weighted-average	remaining available for
	be issued upon exercise	exercise price of	future issuance
Plan Category	of outstanding options	outstanding options	under plan

Equity Compensation Plans approved by security holders	7,833,569	$0.24	2,313,619
Equity Compensation Plans not approved by security holders	500,000	$0.11	0
Total	8,333,569	$0.23	2,313,619

Non-Plan Option Grant

On September 14, 2004, we granted Douglas K. Mellinger an option to purchase up to 500,000 shares of common stock with an exercise price of $0.11 per share. This had a ten-year term, subject to earlier termination in certain circumstances, and was to vest in equal annual installments of shares on September 14 of each year beginning September 14, 2005 and be fully vested on September 14, 2011, subject to earlier vesting in the event of a change of control. Pursuant to our December 31, 2005 agreement with Mr. Mellinger, one-sixth of the unvested shares under the option vested as of that date, with the remaining shares vesting in five equal annual installments on September 14 of each year beginning September 14, 2006 and shall be fully vested on September 14, 2010.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
AMENDMENT AND RESTATEMENT OF THE 2005 STOCK INCENTIVE PLAN.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors ratified the decision of the Audit Committee to select Ernst & Young LLP to serve as our independent public accountants for the year ending December 31, 2005. Ernst & Young LLP had been our independent public accountants since July 1997.

Ernst & Young LLP, by letter dated May 10, 2005, confirmed its resignation as the principal accountant to audit our financial statements effective on May 10, 2005 following completion of the review of our unaudited financial statements for the quarter ended March 31, 2005. The reports of Ernst & Young LLP on our financial statements for the fiscal years ended December 31, 2004 and December 31, 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The change in accountants was initiated by mutual agreement of Ernst & Young LLP and our Audit Committee, and was approved by our Audit Committee and Board of Directors.

Our Board of Directors, upon recommendation from its Audit Committee, approved engaging Cornick, Garber & Sandler, LLP to serve as our independent public accountants effective as of May 10, 2005. During the fiscal years ended December 31, 2004 and December 31, 2003 and the subsequent interim period ended March 31, 2005 and through May 10, 2005, the date of resignation of Ernst & Young LLP, prior to engaging Cornick, Garber & Sandler, LLP, neither we nor anyone on our behalf consulted with Cornick, Garber & Sandler, LLP regarding the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us by Cornick, Garber & Sandler, LLP that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

Cornick, Garber & Sandler, LLP was, until the completion of our merger with Dynax on April 1, 2005, the auditor for Dynax, and as such, advised Dynax in connection with the merger, including advising Dynax, that, in a merger-of-equals transaction, the purchase method requires the identification of the acquiring entity and that financial statements issued after the consummation of an acquisition accounted for as a purchase would reflect such values and not be restated retroactively to reflect the historical financial position or results of operations of the acquired company. Cornick, Garber & Sandler, LLP also advised Dynax that the historical financial statements of the surviving corporation would be those of the accounting acquirer (Dynax) and comparative statements of the surviving corporation would be those of the accounting acquirer (Dynax) rather than the legal acquirer (enherent).

The following table shows the fees paid or accrued by us for the audit and other services provided by Cornick Garber & Sandler, LLP and Ernst & Young LLP for fiscal years 2005 and 2004, respectively. Cornick, Garber & Sandler, LLP and Ernst & Young LLP did not render professional services relating to financial information systems design and implementation for the fiscal years ended December 31, 2005 and 2004, respectively. All fees

	Cornick, Garber & Sandler	Ernst & Young
	2005	2004

Audit fees(1)	$98,000	$153,846
Audit-related fees(2)	30,000	6,500
Tax fees(3)	42,000	60,300
All other fees	—	—

Total fees	$170,000	$220,646

(1)	Audit services of Cornick, Garber & Sandler, LLP for 2005 and Ernst & Young LLP for 2004 consisted of the examination of our consolidated financial statements and quarterly review of financial statements, as well as statutory audits, which are required for certain international subsidiaries, services related to filings made with the SEC and other attest services.

(2)	Audit-related services consisted primarily of the required audit of our employee benefit plan. All audit-related fees were approved by the Audit Committee.

(3)	Tax compliance and advisory services included assistance with the preparation of tax returns of certain of our international subsidiaries, as well as advising management as to the tax implications of certain transactions undertaken by us and accounting services rendered in connection with the merger transaction. All tax fees were approved by the Audit Committee.

The Audit Committee has determined that the provision of services related to audit services, audit-related services, and tax compliance and advisory services is compatible with maintaining the principal accountant’s independence.

We expect representatives of Cornick, Garber & Sandler, LLP will be present at the Annual Meeting where they will have the opportunity to make a statement if they so desire and to respond to appropriate questions. We do not expect that representatives of Ernst & Young LLP will be present at the Annual Meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2005 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors, and reviewed the letter from the independent auditors that addressed, the auditors’ independence from us and our management including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held four meetings during fiscal year 2005. In reliance on the reviews and discussions referred to above, the Audit Committee determined (and the Board has ratified) that the audited financial statements were to be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

Faith Griffin, Chair of Audit Committee
William J. Cary, Member of Audit Committee
Douglas A. Catalano, Member of Audit Committee

VOTING RESULTS OF THE ANNUAL MEETING

We will announce the voting results at the meeting and will publish the results in our quarterly report on Form 10-Q for the second quarter of 2006. We will file that report with the Securities and Exchange Commission, and you can get a copy by contacting either our Corporate Secretary at (212) 889-7722 or the Securities and Exchange Commission at (800) SEC-0330 or www.sec.gov.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. However, if any other matter calling for a vote of stockholders is properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS BEING MAILED TOGETHER WITH THIS PROXY STATEMENT. SUCH REPORT SHOULD NOT BE CONSIDERED AS PART OF THE PROXY MATERIALS. ADDITIONAL COPIES ARE AVAILABLE AND WILL BE SENT TO ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO ENHERENT CORP., 192 LEXINGTON AVENUE, NEW YORK, NEW YORK 10016, ATTENTION: LORI STANLEY, CORPORATE SECRETARY. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE ELECTRONICALLY ON ENHERENT’S WEBSITE AT WWW.ENHERENT.COM OR ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

By order of the Board of Directors,

Lori Stanley
Corporate Secretary

April 26, 2006

ANNEX A

ENHERENT CORP.
AUDIT COMMITTEE CHARTER

Organization

This charter governs the operation of the audit committee. The audit committee shall review and reassess this charter at least annually and obtain the approval of the board of directors. The audit committee shall be appointed by the board of directors and shall comprise at least two directors, each of whom are independent of management and enherent Corp. (the “Company”). Members of the audit committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the stock exchange listing standards promulgated by the American Stock Exchange or the New York Stock Exchange. Members of the audit committee shall not, except in their capacities as members of the audit committee, the board of directors or any other committee of the board of directors, directly or indirectly, accept any consulting, advisory or other compensatory fee from the Company or any affiliate of the Company. All committee members shall have accounting or financial management expertise and qualify as financially literate, and at least one member shall be a “financial expert,” as defined by applicable SEC regulations.

The audit committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the audit committee, for payment of compensation to (i) the registered public accounting firm employed by the Company for the purpose of rendering or issuing an audit report and (ii) to any advisors employed by the audit committee.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the Company’s systems of internal accounting and financial controls, the performance of the independent auditors, the independent auditors’ qualifications and independence, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the audit committee, independent auditors and management of the Company.

In discharging its oversight role, the audit committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The audit committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The audit committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. Any fraud or misuse of the Company’s assets will immediately be brought to the attention of management and the audit committee.

In fulfilling its general responsibilities, the audit committee shall have the following specific responsibilities:

•	The audit committee shall be directly responsible for the appointment, retention, compensation and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between the Company’s management and the accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or other attestation services for the Company. Each such registered public accounting firm shall report directly to the audit committee. The audit committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the registered public accounting firm. The audit committee shall discuss with the registered public accounting firm its independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

•	The audit committee must pre-approve all audit and non-audit services provided to the Company by its registered public accountants, except as otherwise provided in Section 10A of the Securities Exchange Act of 1934. The audit committee shall approve such provision of audit and non-audit services only to the extent that provision of such services is not prohibited under the Securities Exchange Act of 1934. The audit committee may delegate to one of its members the authority to grant any such pre-approvals. The decision of any member of the audit committee to whom pre-approval authority is delegated shall be presented to the full audit committee at each of its scheduled meetings.

•	At least annually, the committee shall obtain and review a report by the independent auditors describing the firm’s internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. The report should include all relationships between the independent auditor and the Company.

•	The audit committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The audit committee shall discuss with the registered public accounting firm the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the audit committee shall discuss with management, the internal auditors, and the registered public accounting firm the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the audit committee shall meet separately with the registered public accounting firm, with and without management present, to discuss the results of their examinations.

•	The audit committee shall review the interim financial statements with management and the registered public accounting firm prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the audit committee shall discuss the results of the quarterly review and any other matters required to be communicated to the audit committee by the registered public accounting firm under generally accepted auditing standards. The chair of the audit committee may represent the entire audit committee for the purposes of this review.

•	The audit committee shall review with management and the registered public accounting firm the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the audit committee shall discuss the results of the annual audit and any other matters required to be communicated to the audit committee by the registered public accounting firm under generally accepted auditing standards.

•	The Committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information with generally accepted accounting principles that have been discussed with management.

•	The committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The committee shall also review and discuss any press releases that contain forward-looking statements.

•	The committee shall also prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

•	The committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

ANNEX B

ENHERENT CORP.
NOMINATING & GOVERNANCE COMMITTEE CHARTER

Purpose

The purpose of the Nominating & Governance Committee (the “Committee”) is to:

•	assist the Board of Directors (the “Board”) by identifying individuals qualified to become board members and to recommend to the Board the director nominees;

•	recommend to the Board nominees for each committee of the Board;

•	develop and recommend to the Board the corporate governance guidelines applicable to enherent Corp. (the “Corporation”);

•	lead the Board in its annual review of the Board’s performance; and

•	make recommendations to the Board regarding the compensation of non-management directors.

Composition of the Committee

The Committee shall consist of a minimum of three directors and a majority of such directors shall meet the independence requirements of the New York Stock Exchange. The Chief Executive Officer shall attend meetings of the Committee whenever the Committee is meeting to consider corporate governance issues. The Committee members will be designated by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Authority and Responsibilities

1. The Committee shall take a leadership role in identifying individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval at the annual meeting and, in the event of a vacancy on the Board, select director nominees to be presented for Board approval to fill the vacancy.

2. The Committee shall recommend individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand the Corporation’s business and willingness to devote the necessary time to Board duties.

3. The Committee shall make recommendations to the Board regarding the size and composition of the Board.

4. The Committee shall, from time to time and in conjunction with the Chief Executive Officer, review and propose to the Board compensation levels for the non-employee directors, including annual retainers, incentive compensation and awards under the Corporation’s stock incentive plan.

5. The Committee shall review the Board’s committee structure and recommend to the Board for its approval directors to serve as members of each committee. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

6. The Committee shall have the authority to retain and terminate any search firm to assist in identifying director candidates, and to retain other outside advisors as it deems necessary or appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

7. The Committee shall oversee the evaluation of the Board and management.

8. The Committee shall review and assess the adequacy of the corporate governance guidelines of the Corporation and recommend any proposed changes to the Board.

B-1

9. The Committee shall annually review and assess the independence of the individual directors in light of the requirements of the New York Stock Exchange and recommend any changes to the Board.

10. The Committee shall annually review and assess any questions regarding potential conflicts of interest and shall suggest any action that it deems necessary or appropriate.

11. The Committee shall maintain procedures for interested parties to communicate directly with the non-employee members of the Board.

12. The Committee shall report its activities to the full Board on a regular basis and make such recommendations with respect to the matters addressed in this Charter and other matters as the Committee may deem necessary or appropriate.

13. The Committee shall review shareholder communications addressed to the Board and forwarded by the Corporate Secretary, assess any issues contained therein and suggest any action it deems necessary or appropriate to address such issues.

14. The Committee shall review and assess the adequacy of this Charter at least annually and recommend any changes to the Board.

15. The Committee shall annually evaluate the Committee’s own performance.

16. The Committee shall perform such other functions as assigned by law, the Corporation’s Certificate of Incorporation or Bylaws, or the Board.

This Charter was adopted as of April 22, 2005.

B-2

ANNEX C
enherent Corp.
2005 Stock Incentive Plan
(as amended and restated as of May 23, 2006)
1. Purpose.
The purpose of the enherent Corp. 2005 Stock Incentive Plan (the “Plan”) is to align the interests of directors, officers, other employees and consultants of enherent Corp., a Delaware corporation, (the “Company”) and its subsidiaries with those of the stockholders of the Company; to attract, motivate and retain the best available executive personnel and key employees of the Company and its subsidiaries by permitting them to acquire or increase their proprietary interest in the Company; and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievements.
2. Definitions.
The following terms, as used herein, shall have the following meanings:
(a) “Award” shall mean an Option or Restricted Stock granted pursuant to the Plan.
(b) “Award Agreement” shall mean any written agreement, contract or other instrument or document between the Company and a Participant evidencing an Award.
(c) “Board” shall mean the Board of Directors of the Company.
(d) “Cause” shall mean (i) the engaging by the Participant in willful misconduct that is materially injurious to the Company, (ii) the embezzlement or misappropriation of funds or property of the Company by the Participant or the conviction of the Participant of a felony or the entrance of a plea of guilty or nolo contendere by the Participant to a felony, or (iii) the willful failure or refusal by the Participant to substantially perform his duties or responsibilities that continues after being brought to the attention of the Participant (other than any such failure resulting from the Participant’s incapacity due to disability). For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered willful unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Determination of Cause shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.
(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
(f) “Committee” shall mean the committee of the Board appointed to administer the Plan which shall be comprised of at least three members who shall qualify as “non-employee directors” within the meaning of Rule 16b-3 issued under the Exchange Act and, to the extent determined advisable by the Board, as “outside directors” within the meaning of Section 162(m) of the Code.

(g) “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.
(h) “Company” shall have the meaning set forth in Section 1 hereof.
(i) “Effective Date” shall have the meaning set forth in Section 9(j) hereof.
(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
(k) “Fair Market Value” of a share of Common Stock on any date shall be (A) if the Common Stock is admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Common Stock on such exchange on such date or, if none, the next earlier date on which a sale was reported, (B) if the Common Stock is admitted to quotation on the Nasdaq National Market or other comparable quotation system, Fair Market Value on any date shall be the last sale price reported for the Common Stock on such system on such date or, if none, the next earlier date on which a sale was reported, or (C) if the Common Stock is admitted to quotation on the Nasdaq Stock Market, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Common Stock on such system on such date or, if none, the next earlier date on which a sale was reported. If none of the foregoing apply, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion pursuant to such policies as to valuation as may be adopted be the Board.
(l) “Incentive Stock Option” shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, and is designated by the Committee as an Incentive Stock Option.
(m) “Non-Employee Director” shall mean a member of the Board who is not also an employee of the Company or a subsidiary.
(n) “Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.
(o) “Option” shall mean the right, granted pursuant to the Plan, to purchase shares of Common Stock.
(p) “Partial Disability” shall mean that the Committee has determined, in its sole discretion, that a Participant is partially disabled.
(q) “Participant” shall mean an officer, other employee or consultant of the Company who is selected by the Committee to participate in the Plan and a Non-Employee Directors eligible to participate in the Plan pursuant to Section 7 hereof.
(r) “Permanent Disability” means, unless otherwise determined by the Committee, that the Participant has been determined to be disabled under the terms of a long-term disability plan maintained by the Company or subsidiaries. If the Participant is a Non-Employee Director, or is not covered by such a long-term disability plan, then permanent disability shall be determined by the Committee in its sole discretion.

(s) “Plan” shall have the meaning set forth in Section 1 hereof.
(t) “Plan Year” shall mean the Company’s fiscal year.
(u) “Restricted Period” shall mean the period beginning on the date of grant of Restricted Stock and ending on the date of vesting of such stock
(v) “Restricted Stock” shall mean shares of Common Stock transferred to the Participant which are subject to forfeiture or other restrictions established by the Committee.
(w) “Retirement” shall mean the Participant’s termination of employment or termination of service on the Board, as applicable, by reason of retirement, as determined by the Committee in its sole discretion.
(x) “Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.
(y) “Ten Percent Stockholder” shall mean a Participant who, at the time an Incentive Stock Option is to be granted to such Participant, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company within the meaning of Sections 422(e) and 422(f), respectively, of the Code.
3. Administration.
The Plan shall be administered by the Committee. The Committee shall have the authority, in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in connection with the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Common Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, adjusted, forfeited, exchanged, or surrendered or accelerated; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements, consistent with the terms and provisions of the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan, consistent with the terms and provisions of the Plan.
4. Eligibility.
Awards may be granted to officers, other employees and consultants of the Company in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. In addition, Non-Employee Directors of the Company will be granted Options solely as set forth in Section 7.

5. Stock Subject to the Plan.
(a) Number of Shares. The maximum number of shares of Common Stock reserved for issuance pursuant to the Plan shall be 4,000,000, subject to equitable adjustment as provided in Section 5(b) below. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Common Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.
(b) Equitable Adjustment. In the event that an extraordinary transaction or other event or circumstance affecting the Common Stock shall occur, including, but not limited to, any dividend or other distribution (whether in the form of cash, stock or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, sale of assets or other similar transaction or event, and the Committee determines that a change or adjustment in the terms of any Award is appropriate, then the Committee may, in its sole discretion, make such equitable changes or adjustments or take any other actions that it deems necessary or appropriate (which shall be effective at such time as the Committee in its sole discretion determines), including, but not limited to (A) causing changes or adjustments to any or all of (i) the number and kind of shares of stock or other securities or property which may thereafter be issued under the Plan in connection with Awards (including Awards to Non-Employee Directors pursuant to Section 7 hereof), (ii) the number and kind of shares of stock or other securities or property issued or issuable in respect of outstanding Awards, (iii) the exercise price relating to any Award, and (iv) the limitation on Option and Restricted Stock grants pursuant to Section 6(a)(8) and Section 8(d)hereof, respectively, and (B) canceling outstanding Awards in exchange for replacement awards or cash, it being understood that the Committee shall have the authority to cause different changes or adjustments to be made to any Awards held by Participants even if such Awards are identical and such Participants are similarly situated; further, provided, however, that with respect to Options which are intended by the Committee to remain Incentive Stock Options subsequent to any such adjustment, such adjustment shall be made in accordance with Section 424 of the Code.
6. Stock Options.
Each Option granted pursuant to this Section 6 shall be evidenced by an Award Agreement, in such form and containing such terms and conditions as the Committee shall from time to time approve, which Award Agreement shall comply with and be subject to the following terms and conditions, as applicable.
(a) Stock Options
(1) Number of Shares. Each Award Agreement shall state the number of shares of Common Stock to which the Option relates.

(2) Type of Option. Each Award Agreement shall state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. Any Option which is intended to be an Incentive Stock Option that does not satisfy the requirements of Code Section 422 shall be deemed to be a Nonqualified Stock Option.
(3) Option Exercise Price. Each Award Agreement shall state the Option exercise price, which, except as provided in Section 6(a)(7)(B) below, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option exercise price shall be subject to equitable adjustment as provided in Section 5 hereof. Unless otherwise expressly stated in the Committee resolution granting an Option, the date as of which the Committee adopts the resolution granting an Option shall be considered the day on which such Option is granted.
(4) Method and Time of Payment. The Option exercise price shall be paid in full, at the time of exercise, in cash, in shares of Common Stock having a Fair Market Value equal to such Option exercise price, in a combination of cash and Common Stock (or other consideration deemed acceptable by the Committee) or, in the sole discretion of the Committee, through a cashless exercise procedure.
(5) Term and Exercisability of Options. Each Award Agreement shall provide that each Option shall become exercisable over a period determined by the Committee in its discretion; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be not more than ten (10) years from the date of the grant of the Option, or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in Section 6(a)(6) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised, together with payment in full of the Option exercise price. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of the Company receives both the notification and such payment.
(6) Termination. If a Participant’s employment by the Company terminates, the Committee will have the exclusive authority to determine if and for how long, and under what conditions, such Option may be exercised after such termination; provided, however, that in no event will an Option continue to be exercisable beyond the expiration date of such Option; provided, further, that if an Award is an Incentive Stock Option, such Incentive Stock Option must be exercised within ninety (90) days after any termination which is not a result of death or Permanent Disability.
(7) Incentive Stock Options. Options granted as Incentive Stock Options shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in this Section 6.
(A) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which

Incentive Stock Options granted under this Plan and all other plans of the Company become exercisable for the first time by each Participant during any calendar year shall not exceed $100,000.
(B) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (x) the option exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (y) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.
(8) Maximum Grant of Options. No Plan Participant may receive an Award or Awards of Options covering in excess of 4,000,000 shares of Common Stock in any Plan Year.
7. Non-Employee Director Options.
Notwithstanding any other provision of the Plan to the contrary, the provisions of this Section 7 shall apply to and govern grants of Options to Non-Employee Directors. Except as set forth in this Section 7, the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section.
(a) General. Non-Employee Directors shall receive Nonqualified Stock Options in accordance with this Section 7. The purchase price per share of Common Stock under Options granted to Non-Employee Directors shall be the Fair Market Value of such share on the date of grant. No Award Agreement with any Non-Employee Director may alter the provisions of this Section 7 and no Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability or vesting.
(b) Grants to New Non-Employee Directors. Each person who first becomes a Non-Employee Director after the Effective Date shall, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 30,000 shares of Common Stock.
(c) Annual Grants to Continuing Directors. On the date of each annual meeting of stockholders of the Company, each continuing Non-Employee Director shall be granted automatically, without action by the Committee, an Option to purchase 30,000 shares of Common Stock, unless such Non-Employee Director received a grant pursuant to paragraph 0 above by reason of first being elected a Non-Employee Director at such annual meeting.
(d) Vesting. Each Option granted to a Non-Employee Director shall vest and become exercisable with respect to fifty percent (50%) of the shares of Common Stock subject thereto on the date of grant thereof and fifty percent (50%) of the shares of Common Stock subject thereto on the first anniversary of the date of grant thereof, provided that such Non-Employee Director shall have continually served as such from such date of grant through and on such anniversary date. Notwithstanding the foregoing, (i) each outstanding Option shall become immediately vested and exercisable in full upon the death of the Non-Employee Director, and (ii) if the Non-Employee Director’s membership on the Board terminates by reason of Retirement, Permanent Disability or Partial Disability, any outstanding Option held by such Non-Employee Director shall vest and become exercisable on the earlier of (i) the date which is 90 days following such cessation of Board membership, or (ii) the date such Option would have vested had the Non-Employee Director continued in service on the Board. Sections 6(a)(5) and (6) hereof shall not apply to Options granted to Non-Employee Directors.
(e) Duration. Subject to the immediately following sentence, each Option granted to a Non-Employee Director shall remain outstanding for a term of 10 years from the date of grant. Upon the cessation of a Non-Employee Director’s membership on the Board for any reason, vested Options granted to such Non-Employee Director shall expire upon the earliest to occur of (i) three (3) years from the date of such cessation of Board membership, (ii) the tenth anniversary of the date of grant of the Option, or (iii) the first anniversary of the Non-Employee Director’s death. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 7(e). Any portion of an Option that is not vested on the Non-Employee Director’s cessation of Board membership for any reason (or does not become vested by reason of such cessation of membership under paragraph (d) above) shall be permanently forfeited on the date such membership ceases.
8. Restricted Stock.
(a) Eligibility; Terms of Awards. The Committee shall designate the Participants to whom Restricted Stock is to be granted and the number of shares of Common Stock that are subject to each such Award, subject to such restrictions, limitations and conditions as the Committee, in its sole discretion, deems appropriate.
(b) Restricted Period. During the Restricted Period with respect to an Award of Restricted Stock, in addition to the other terms and conditions established by the Committee, the following terms and conditions shall apply:
(1) The shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Restricted Period or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
(2) The Participant shall be treated as the owner of shares of Restricted Stock and shall have the right to vote such shares and shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock. If any such dividends or distributions are paid in shares of Common Stock or other property, such shares or property shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.
(3e) Each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend, in addition to such other legends as the Committee deems appropriate, including those to reflect restrictions under applicable Federal or state securities law:
“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer

set forth in the enherent Corp. 2005 Stock Incentive Plan and a Restricted Stock Agreement dated                                                             . A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of enherent Corp.”
(c) Removal of Restrictions. Except as otherwise provided in the Plan or an Award Agreement, after the last day of the Restricted Period with respect to all or a portion of the Restricted Stock, the shares that are no longer subject to the Restricted Period shall become freely transferable by the Participant. As soon as practicable after the end of the Restricted Period, a new or additional certificate for such shares without the legend set forth in Section 8(b)(3) shall be delivered to the Participant.
(d) Performance-Based Awards. The Committee may designate whether any Restricted Stock Award granted to a Participant is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m). The performance measures shall be based on any one or more of the following, as selected by the Committee: total shareholder return, return on equity, return on capital employed, return on invested capital, cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, economic value added, improvements in financial ratings, achievement of balance sheet or income statement objectives, market or category share or costs. For Restricted Stock Awards that are intended to be performance-based compensation, the grant of the Award and the establishment of the performance measures shall be made during the period required under Code Section 162(m). The payout of any such Restricted Stock Award to a “covered employee” (within the meaning of Code Section 162(m)) may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. The number of shares of Common Stock which may be issued in any fiscal year with respect to Restricted Stock that is intended to performance-based compensation under this Section 8(d) shall not exceed 2,000,000 shares.
9. General Provisions.
(a) Compliance with Legal Requirements. The Plan and the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental authority or agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Common Stock under any Award as the Company may consider appropriate and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules and regulations.
(b) Nontransferability. Awards shall not be transferable by a Participant other than by will or the laws of descent and distribution, and Options shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however Awards may be transferred pursuant to a domestic relations order awarding benefits to an

“alternate payee” (within the meaning of Code Section 414(p)(8)) that the Committee determines satisfies the criteria set forth in paragraphs (1), (2), and (3) of Code Section 414(p).
(c) No Right To Continued Employment. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.
(d) Withholding Taxes. Where a Participant or other person is entitled to receive shares of Common Stock pursuant to the exercise of an Option or is otherwise entitled to receive shares of Common Stock or cash pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such shares.
Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares of Common Stock or cash otherwise payable to such Participant (1) one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation, or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation; or (c) delivering to the Company previously acquired shares of Common Stock (none of which shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.
(e) Amendment and Termination of the Plan. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that no amendment shall materially adversely affect the rights of any Participant under any Award previously granted under the Plan without such Participant’s consent; provided further that any amendment that (i) increases the total number of shares reserved for the Plan (except as provided in Section 5(b) with respect to equitable adjustments), (ii) changes the employees or class of employees eligible to participate in the Plan, or (iii) materially (within the meaning of rules of NASD) changes the terms of the Plan, shall not be effective without the approval of the Company’s stockholders. The power to grant Options under the Plan will automatically terminate on the tenth anniversary of the date the Plan is approved by the Company’s stockholders. If the Plan is terminated, any unexercised Option shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.
(f) Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Common Stock covered by any Award until the date of the issuance of a certificate to him or her for such shares.
(g) Unfunded Status of Awards. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.
(h) No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(i) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.
(j) Effective Date. The “Effective Date” of this Plan shall be the date it is approved by the Company’s stockholders.
(k) Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.

PROXY/VOTING INSTRUCTION CARD

This Proxy is solicited on behalf of the Board of Directors of enherent Corp.
for the Annual Meeting of Stockholders on May 23, 2006.

The undersigned hereby authorizes Pamela Fredette and Lori Stanley, and each or any of them with power to appoint her substitute, to vote as Proxy for the undersigned at the Annual Meeting of Stockholders to be held at 825 Third Avenue, 4th Floor Conference Room, New York, New York 10022-9524, on Tuesday, May 23, 2006 at 10:00 a.m. EDT, or any adjournment or postponement thereof, the number of shares which the undersigned would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where the undersigned does not specify a choice.

CAUTION! PLEASE DO NOT FOLD, STAPLE, OR TEAR THIS CARD

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Please Mark Here for Address ☐ Change or Comments SEE REVERSE SIDE

1.	Election of Director	FOR	WITHHOLD AUTHORITY
	Nominee:	☐	☐
01 Faith Griffin

		FOR	AGAINST	ABSTAIN
2.	Approve Amendment and Restatement of the enherent Corp. 2005 Stock Option Plan	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Check here if you:
plan to attend the Annual Meeting ☐

Dated:		, 2006

Signature

Signature

Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
VOTES MUST BE INDICATED [X] IN BLACK OR BLUE INK.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/enht Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.